Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-274234) pertaining to the 2023 Equity Incentive Plan and the 2023 Employee Stock Purchase Plan of Apogee Therapeutics, Inc. of our report dated March 5, 2024, with respect to the consolidated financial statements of Apogee Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 5, 2024